                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                           SOFTKEY INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                               94-2562108
(State or other Jurisdiction of                              (I.R.S.Employer
Incorporation or Organization)                              Identification No.)

                              ONE ATHENAEUM STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 494-1200
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           -------------------------
                                 NEAL S. WINNEG
                       VICE PRESIDENT AND GENERAL COUNSEL
                           SOFTKEY INTERNATIONAL INC.
                              ONE ATHENAEUM STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 494-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

====================================================================================================
                                                 Proposed             Proposed
                                                 Maximum              Maximum              Amount
                                    Amount       Offering             Aggregate           of Regis-
Title of Each Class of              to be        Price Per            Offering             tration
Securities to be Registered       Registered     Share (1)            Price(1)              Fee
- ----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      1,123,998      $19.875           $22,339,460.25         $7,703.27
====================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the Nasdaq National Market on August 7, 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                          SOFTKEY INTERNATIONAL INC.

                               1,123,998 SHARES

                                  COMMON STOCK

                                  ------------



     This Prospectus relates to the registration of 1,123,998 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of SoftKey International Inc. ("SoftKey" or the "Company"). The Shares may be offered and sold from time to time for the account of certain stockholders of the Company (the "Selling Stockholders") and represent (i) 752,275 issued and outstanding shares held by the Selling Stockholders, and (ii) 371,723 additional shares of Common Stock which may be issued to certain of the Selling Stockholders (the "Earn Out Shares"), in each case pursuant to the terms of the Stock Purchase Agreement (as defined herein) between the Company and the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution." The Shares may be offered and sold in transactions quoted on the Nasdaq National Market (the "NNM"), in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See "Plan of Distribution." The Selling Stockholders and any agents or broker-dealers that participate with any of the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by the Selling Stockholders and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "The Selling Stockholders" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares.

     The Common Stock is traded on the NNM under the symbol "SKEY." On August 8, 1996, the last reported sale price of the Common Stock on the NNM was $19 5/8 per share.

     SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                                 ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 August 12, 1996

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by the Company can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electric Data Gathering, Analysis, and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http:/ /www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act with respect to the Shares to be offered and sold by means of this Prospectus. This Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

     There is incorporated herein by reference and made a part hereof, each of which is on file with the Commission, (i) the Annual Report on Form 10-K of the Company for the fiscal year ended January 6, 1996, (ii) the Current Report on Form 8-K/A of the Company dated January 25, 1996, (iii) pages 72 through 77 (inclusive) of the Joint Proxy Statement-Prospectus of the Company dated April 11, 1996, (iv) the Quarterly Report on Form 10-Q of the Company for the quarter ended April 6, 1996, (v) Amendment No. 1 to the Annual Report on Form 10-K/A of the Company dated May 15, 1996, (vi) the Current Report on Form 8-K of the Company dated May 21, 1996 and (vii) the description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description filed by the Company.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares hereby shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to SoftKey International Inc., One Athenaeum Street, Cambridge, Massachusetts 02142, Attention: Secretary (telephone: (617) 494-1200).

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and in the documents, consolidated financial statements and related notes thereto and other information incorporated by reference herein. See "Risk Factors."

                                   THE COMPANY

     General. SoftKey is a developer and publisher of high-quality consumer software for personal computers ("PCs"), primarily produced on CD-ROM. The Company currently offers over 500 software titles in consumer-oriented categories, including education, lifestyle, edutainment, reference, productivity and, to a lesser extent, entertainment, in North America. The Company distributes additional products internationally. The Company's products include titles such as: Calendar Creator Plus[Trademark], Infopedia[Trademark], SPORTS ILLUSTRATED[Registered Trademark] Swimsuit Calendar, Time Almanac, BodyWorks[Registered Trademark] 4.0, The American Heritage[Registered Trademark] Talking Dictionary, PC Paintbrush[Registered Trademark], Key 3D Design Center[Trademark] and Compton's Interactive Encyclopedia. The Company also publishes lower priced boxed products under the "Key" brand and a line of jewel-case only products under the "Platinum" brand. The Company's educational products are classified into several product "families," including those in The Learning Company's "Rabbit" family (including the Reader Rabbit Series), "Treasure" family, "Super Solvers" family, "Writing Tools" family, "College Prep" family and "Foreign languages" family and in those in Minnesota Educational Computing Corporation's "Trail" family. The Company publishes school editions of a number of these products.

     SoftKey's objective is to be the leading worldwide producer of consumer software. Accordingly, SoftKey's strategy is to develop, license and acquire a broad range of high quality software products with significant unit-volume potential and to continuously introduce these new products through a wide variety of established and emerging distribution channels worldwide, including retail channels, direct mail, original equipment manufacturers ("OEMs") and school channels. Key elements of this strategy include focusing on high-growth consumer software, including educational software, broadly distributing to the consumer market at various price points, building strong relationships with retail channels, acquiring complementary products, technologies and businesses and enhancing brand awareness and customer loyalty.

     On February 4, 1994, the Company, which was then known as WordStar International Incorporated ("WordStar"), completed a three-way business combination transaction with SoftKey Software Products Inc. ("Former SoftKey") and Spinnaker Software Corporation ("Spinnaker"). Effective February 4, 1994, the Company changed its name to SoftKey International Inc.

     Recent Acquisitions. The Company has a history of acquiring companies in order to broaden its product lines and geographic sales channels. In 1995, the Company's acquisitions included, among others, The Learning Company, a publisher of educational software, Compton's NewMedia, Inc. and Compton's Learning Company, publishers of educational software and encyclopedia products (two former wholly owned subsidiaries of Tribune Company), tewi Verlag GmbH, a German publisher and distributor of CD-ROM software and computer-related books ("tewi"), and Future Vision Holding, Inc., a multimedia software company ("Future Vision"). In addition, the Company recently acquired Minnesota Educational Computing Corporation (MECC) ("MECC"), a publisher and distributor of high quality educational software for children, and Edusoft S.A., a French publisher of educational and other consumer software ("Edusoft").

     The Company's acquisitions of The Learning Company and MECC, which together make the Company the largest educational software company in the world, represent a new product-content focus for the Company's business in the education area. The Company believes this new focus will likely result in, among other things, significant investments by the Company in product planning and research and development and a higher degree of product acceptance risk. In order for the Company to sell a sufficient volume of products to offset the increased costs associated with the development of educational software products, the Company currently plans to continue its strategy of extending product lines by offering multiple titles at various price points (including by offering full-featured educational products in its Premium product line) based on a common source code and to further expand its existing distribution channels.

     The Company is incorporated in Delaware. Its principal executive offices are located at One Athenaeum Street, Cambridge, Massachusetts 02142, and its telephone number is (617) 494-1200. "SoftKey" and all of the Company's logos and product names are trademarks of the Company.

                                  RISK FACTORS

     Prospective purchasers of the Shares offered hereby should carefully consider the following risk factors, in addition to other information contained or incorporated by reference in this Prospectus.

INTENSE COMPETITIVE ENVIRONMENT

     The PC consumer software industry is intensely competitive and is characterized by rapid changes in technology and customer requirements. The changing nature of the consumer software industry and rapidly changing demand for products make it difficult to predict the future success of the Company in the business of producing packaged software products for the retail market. The Company competes for retail shelf space and general consumer awareness with a number of companies that market software products. The Company encounters competition from both established companies, including the largest companies in the industry, and new companies that may develop comparable products. A number of the Company's competitors and potential competitors possess significantly greater capital, marketing resources and brand recognition than the Company. Rapid changes in technology, product obsolescence and advances in computer software and hardware require the Company to develop or acquire new products and to enhance its existing products on a timely basis. The Company's marketplace has recently experienced a higher emphasis on on-line and Internet related services and content tailored for this new delivery vehicle. To the extent that demand increases for on-line products and content, the demand for the Company's existing products and future performance may change. Furthermore, competitive pressures have resulted in price reductions throughout the industry with the result that industry-wide operating margins are likely to be adversely affected.

     Many large companies with sophisticated product marketing and technical abilities and financial resources that do not presently compete with the Company may enter the PC software market. For example, technology companies have begun to acquire greater access to content, and content-oriented companies have begun to acquire greater technological capabilities. Competitors in these areas include Microsoft Corporation, Mattel, Sony, The Walt Disney Company, Viacom, IBM/Eduquest, Fisher-Price, Jostens, Electronic Arts, Sierra On-Line, Inc., Davidson & Associates, Mindscape, GT Interactive Software, Edmark and Broderbund Software, Inc. To the extent that competitors achieve a performance, price or distribution advantage, the Company could be adversely affected. Consolidation in the consumer software industry creates new, larger competitors. For example, CUC International Inc. recently announced proposed mergers with Sierra On-Line, Inc. and Davidson & Associates. This increased consolidation of the consumer software market may impact future growth potential and performance.

     Microsoft Corporation is the dominant supplier of computer operating systems and frequently coordinates its operating system marketing efforts with those for its applications software. Competition in Microsoft's Windows application segment from major software publishers is intensifying, and "competitive upgrade" price discounting among the major firms is eroding the traditional pricing structures that had previously existed in the software industry. Microsoft launched the Windows `95 operating system in 1995. As a result, the Company has embarked on a program to transition many of its titles to Windows `95 format. In 1995, Microsoft Corporation announced that it was reducing the price of a number of its common titles from $69.95 to $49.95.

     There is no assurance that the Company will have the resources required to respond to market or technological changes or to compete successfully in the future.

INTENSE COMPETITION FOR DISTRIBUTION CHANNELS

     The Company competes with other companies for access to retail shelf space and inclusion in OEM sales programs. Competition in this aspect of the industry is intense, and the type and number of distribution channels is increasing to include non-traditional software retailers such as book, music, video, magazine, toy, gift, convenience, drug and grocery store chains. Additionally, as technology changes, the type and number of distribution channels will further change and new types of competitors, such as cable or telephone companies, are likely to emerge.

     The traditional channels of distribution in the software industry have experienced increasing concentration during the past several years, in particular with respect to PC chain stores and software distributors. With increasing concentration in the traditional channels of distribution, the Company's customers have increased leverage in negotiating favorable terms of sale, including price discounts and product return policies. In addition, a number of the Company's competitors, such as Davidson & Associates (through New Media Express) and GT Interactive Software, have attempted, with some success, to enter into exclusive software distribution arrangements with certain retail outlets. If the occurrence of these exclusive arrangements increases and the Company is not able to offer a competing product line or arrangement, the Company's operating results may be negatively impacted. There can be no assurance that the Company will be able to continue to have access to sufficient retail marketing distribution channels or obtain adequate distribution for all of its products in the future. Accordingly, such concentration may have an adverse effect in the future on the profitability of the Company's operations.

     Regardless of the retail strategy chosen by the Company, the retail channels of distribution available for products will be subject to rapid changes as retailers and distributors enter and exit the software market segments or alter their product inventory preferences. Other types of retail outlets and methods of product distribution may become important in the future. These new methods may include delivery of software using on-line services or the Internet, which will necessitate certain changes in the Company's business and operations, including without limitation addressing operational challenges such as improving download time for pictures, images and programs, ensuring proper regulation of content quality and developing sophisticated security for transmitting payments. Should on-line distribution channels increase, the Company will be required to modify its existing technology bases in order for its products to be compatible and remain competitive. It is critical to the success of the Company that, as these changes occur, it maintain access to those channels of distribution offering software in its market segments.

ACQUISITIONS, BUSINESS COMBINATIONS AND STRATEGIC ALLIANCES

     The Company has historically expanded its business through, among other strategies, acquisitions, business combinations and strategic alliances. Moreover, the consumer software industry as a whole has recently experienced consolidation. The Company believes that its customers will in the future demand that the Company offer increasing numbers of titles throughout the range of product categories. The Company believes that in many cases the most efficient means to acquire such titles or the ability to develop or license such titles is to enter into acquisitions, business combinations or strategic alliances with consumer software companies and others.

     The Company continuously evaluates and considers other businesses of varying sizes as potential strategic partners and candidates for acquisition (whether negotiated or non-negotiated) and continuously engages in discussions with certain businesses in pursuit of possible transactions. Certain of these businesses may be substantial in size as compared to the Company. There can be no assurance that the Company will enter into any such transaction or, if the Company does identify and consummate such a transaction, that the transaction will enable the Company to achieve its goals.

     Acquisitions or business combination transactions that would result in further expansion of the Company's business in the entertainment and educational product areas may result in a higher degree of product acceptance risk and longer development cycles for the Company's products. In addition, companies that develop entertainment software (for PC, Sega, Nintendo and 3DO platforms) typically experience lower gross margins than the Company has experienced from its current operations. Further, should purchase accounting be used by the Company for future acquisitions or business combination transactions, such accounting treatment may result in large, one-time expense charges for in-process research and development costs and short amortization periods for acquired technology and other intangible assets acquired in the transaction.

     Competition for suitable acquisitions, business combinations and strategic alliances and the cost of these transactions have recently been increasing. The future availability of desirable prospects for these transactions in the computer software industry is uncertain. In addition, assuming that the Company is able to identify appropriate transaction prospects, the execution and implementation of acquisitions, business combinations and strategic alliances involves a significant time commitment from senior management and can result in large restructuring costs. There can be no assurance that suitable opportunities will be identified, that transactions can be consummated or that assets, businesses or relationships acquired in such transactions can be integrated successfully into the Company's operations.

MANAGEMENT OF GROWTH; INTEGRATION OF ACQUIRED BUSINESSES; KEY EMPLOYEES

     The Company is currently experiencing a period of exceptionally rapid growth that is placing and will likely continue to place a strain on the Company's financial, management and other resources in the future. The Company's ability to continue to manage its growth effectively will require it, among other things, to continue to improve its operational, financial and management information systems and to continue to attract, train, motivate, manage and retain key employees. If the Company's management becomes unable to manage growth effectively, the Company's business, operating results and financial condition could be adversely affected. For example, the Company has recently completed the acquisition of The Learning Company, Compton's NewMedia, Compton's Learning Company and MECC. Should certain key employees not be retained, future operating results may be adversely affected.

     Additionally, as a result of such acquisitions, the Company faces challenges relating to integration of operations such as coordinating geographically separate organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. The process of combining organizations may cause an interruption of, or a loss of momentum in, the activities of the Company's business, which could have an adverse effect on the revenues and operating results of the Company, at least in the near term.

     The ability of software companies with significant internal development and marketing capabilities to continue to manage growth, develop competitive new products and respond to rapid technological change depends on an ability to attract, motivate, manage and retain talented developers, product marketers and other employees with valuable technological and marketing expertise. The Company's educational software products require a substantially larger internal development and marketing staff than its operations had previously required. If the Company is unable to attract, motivate, manage and retain such employees, the Company's results of operations will likely be adversely affected.

NEW PRODUCTS AND RAPID TECHNOLOGICAL CHANGE

     SoftKey operates in a highly competitive and technology driven environment. The consumer software industry is undergoing substantial change and is subject to a high level of uncertainty. Software companies must continue to develop or acquire new products or upgrade existing products on a timely basis to sustain revenues and profitable operations. Factors contributing to the short life span of PC software have included rapid technological change and an expanded demand for content-rich products. Software companies must continue to create or acquire innovative new products reflecting technological changes in hardware and software and translate current products into newly accepted hardware and software formats, in order to gain and maintain a viable market for their products. PC hardware, in particular, is steadily advancing in power and function, expanding the market for increasingly complex and flexible software products. This has also resulted in longer periods necessary for research and development of new products and a greater degree of unpredictability in the time necessary to develop products. Furthermore, the rapid changes in the market and the increasing number of new products available to consumers have increased the degree of consumer acceptance risk with respect to any specific title that the Company may publish. It is expected that this trend will continue and may become more pronounced in the future.

     In the past, the Company focused primarily on the productivity, lifestyle and edutainment product categories. These product categories have a lower development cost and are not considered as "hit" driven as the high-end, 16-bit and 32-bit entertainment and games software category (including products offered on the Sega, Nintendo and 3DO platforms) and the high-end, PC-based CD-ROM game category. Additionally, the high-end entertainment and games category requires higher development and marketing costs and a higher cost of goods sold than the Company's traditional software business, is dominated by a number of very large competitors and is subject to rapid change in consumer preference. Should the Company substantially increase its presence in the high-end entertainment and games industry segment, it will experience these additional risks and competitive pressures.

     Similarly, the Company's recent product-content focus and enhanced presence in the educational software market have required the Company to evaluate and adopt appropriate development and marketing strategies and methods, which differ in certain respects from those historically employed by the Company and subject the Company to the risks and competitive pressures associated with those new strategies.

     The Company's rights to license certain of its software products are non-exclusive and, generally, of limited duration, and there is no assurance the Company will be able to continue to obtain new products from developers or to maintain or expand its market share in the event that a competitor offers the same or similar software products. If the Company is unable to develop or acquire new products in a timely manner as revenues decrease from products reaching the end of their natural life cycle, the Company's results of operations will be adversely affected.

COMPETITION FOR SHELF SPACE AND PROMOTIONAL SUPPORT

     Retailers of the Company's products typically have a limited amount of shelf space and promotional resources, and there is intense competition among high-quality educational software products for adequate levels of shelf space and promotional support from retailers. To the extent that the number of consumer software products and computer platforms increases, this competition for shelf space may intensify. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies, as well as cooperative market development funds. Retailers often require software publishers to pay fees in exchange for preferred shelf space. The amounts paid to retailers by software publishers for preferred shelf space are customarily determined by an arms-length negotiation on a case by case basis, and there is no general formula or industry standard for determining such fees. Amounts typically paid by the Company for shelf space, cooperative advertising, promotional costs and market developments funds represent approximately 4-5% of gross sales. There can be no assurance that such retailers will continue to purchase the Company's products, provide the Company's products with adequate levels and quality of shelf space or continue to participate with the Company in cooperative advertising, promotional or market development arrangements.

SIGNIFICANT PRICE REDUCTIONS IN PERSONAL COMPUTER SOFTWARE

     Recently, several major publishers of PC software have significantly reduced the prices of their products with the goal of gaining greater market share. The retail and wholesale prices of many of the Company's products have declined and the Company has introduced new lines of lower-priced software products. There can be no assurance that such price reductions or new product lines will result in an increase in unit sales volume or that prices will not continue to decline in the future. Such a decline would lead to a decrease in the revenues from, and gross margin on, sales of such products in the future and could result in lower cash flow or operating margins.

RISK OF INTERNATIONAL OPERATIONS

     The Company derived approximately 15% of its revenues in the year ended January 6, 1996 from sales occurring outside North America. The Company's international revenues increased by 96% in 1995 as compared to 1994. This increase was driven by both the acquisition of tewi, a German company, on July 21, 1995 and increased penetration of personal computers in Europe, which in turn caused an increase in demand for and sales of consumer software products. International revenues should continue to increase as a result of the recent acquisition of Edusoft. These revenues are subject to the risks normally associated with international operations, including currency conversion risks, limitations (including taxes) on the repatriation of earnings, slower and more difficult accounts receivable collection, greater difficulty and expense in administering business abroad, complications in complying with foreign laws and the necessity of obtaining requisite export licenses, which on occasion may be delayed or difficult to obtain. In addition, while U.S. copyright law, international conventions and international treaties may provide meaningful protection against unauthorized duplication of software, the laws of foreign jurisdictions may not protect the Company's proprietary rights to the same extent as the laws of the United States. Software piracy has been, and can be expected to be, a persistent problem for participants in the "shrink-wrap" software industry, including the Company. These problems are particularly acute in certain international markets such as South America, the Middle East, the Pacific Rim and the Far East.

PROTECTION OF PROPRIETARY RIGHTS; RISK OF INFRINGEMENT CLAIMS

     The Company relies on a combination of trade secret, copyright, trademark and other proprietary rights laws and license agreements to protect its rights to its software products and related documentation. The Company does not have any patents. United States copyright law, international conventions and international treaties, however, may not provide meaningful protection against unauthorized duplication of the Company's software. The Company generally licenses its externally developed products rather than transferring title and has relied on contractual arrangements with recipients and users of its products to establish certain proprietary rights and to maintain confidentiality of those products protected by trade secret law. Consistent with standard industry practice, the Company's products generally are licensed pursuant to "shrink-wrap" licenses that are not signed by the licensee. The enforceability of such licenses has not been conclusively determined. The Company's products do not contain any mechanisms to prevent or inhibit unauthorized copying.

     The Company has registered numerous trademarks in the United States and Canada, and a smaller number in other countries, for titles or components of its products and has trademark registrations pending in the United States and other countries for various new products.

     Policing unauthorized use of a broadly disseminated product such as PC software is very difficult. Software piracy can be expected to be a persistent problem for the "shrink-wrap" software industry. These problems are particularly acute in certain international markets such as South America, the Middle East, the Pacific Rim and the Far East.

     The Company periodically receives communications alleging or suggesting that its products may incorporate material covered by the copyrights, trademarks or other proprietary rights of third parties. With the increased use of music and animation in CD-ROM products and the increased number of software products on the market generally, the Company is likely to experience an increase in the number of infringement claims asserted against it in the future. With respect to licensed products, the Company is generally indemnified against liability on these matters. The Company's policy is to investigate the factual basis of such communications and to resolve such matters promptly by enforcing its rights, negotiating licenses (if necessary) or taking other appropriate actions.

     In certain circumstances, litigation may be necessary to enforce the Company's proprietary rights, to protect copyrights, trademarks and trade secrets and other intellectual property rights owned by the Company or its licensors, to defend the Company against claimed infringements of the rights of others and to determine the scope and validity of the proprietary rights of the Company and others. Any such litigation, whether with or without merit, could be costly and a diversion of management's attention, which could have an adverse effect on the Company's business, operating results or financial condition. Adverse determinations in litigation relating to any of the Company's products could result in the loss of the Company's proprietary rights, subject the Company to liabilities, require the Company to seek licenses from third parties or prevent the Company from selling that product.

DEPENDENCE ON MAJOR SUPPLIER

     All duplication, assembly and fulfillment, with certain exceptions (including CD-ROMs and products reproduced by OEMs), for all of the Company's U.S. products are provided by one supplier, Stream International Inc., formerly known as the Global Software Services business unit of R.R. Donnelley & Sons Company ("Stream"), at facilities in Crawfordsville, Indiana. In July 1996, Stream announced that it intends to close its Crawfordsville facilities and to consolidate such operations at its facility in Orem, Utah. Any interruption in Stream's manufacturing, assembly and fulfillment services caused by such transition or otherwise could have a material adverse impact on
                                      -7-
the Company's business. The Company's agreement with Stream expires in April 1997, and there can be no assurance that such agreement will be renewed or that the terms of any renewal will be the same as those currently in effect. Although the Company believes that suitable alternative suppliers exist, there can be no assurance that any termination or modification of the agreement with Stream would not result in a short-term business interruption for the Company.

HISTORY OF OPERATING LOSSES

     A variety of factors may cause period-to-period fluctuations in the Company's operating results, including integration of operations resulting from acquisitions of companies, products or technologies, revenues and expenses related to the introduction of new products or new versions of existing products, changes in selling prices, customer delays in purchases in anticipation of upgrades to existing products, currency fluctuations, dealer and distributor order patterns, general economic trends or a slowdown of PC sales and seasonality of customer buying patterns. Historical operating results of the Company and its predecessors cannot be relied upon as indicative of the future performance of the Company. On an historical basis, the Company incurred net losses of $57,250,000 for the year ended June 30, 1993 and $73,258,000 for the transition period from July 4, 1993 to January 1, 1994 and $65,960,000 for the year ended January 6, 1996 (after amortization of $18,229,000 of goodwill). The Company had net income of $21,145,000 for the year ended December 31, 1994. There can be no assurance that the Company will be profitable in the future.

CAPITAL RESOURCES

     The expansion of the Company's current business involves significant financial risk and capital investment. There is no assurance that financing will be available in the future to meet the needs of the Company for additional investment.

DEPENDENCE ON CONTINUED PERSONAL COMPUTER SALES

     The success of the Company is dependent upon the continuing use of PCs, and especially multimedia PCs, in the consumer and school market. A general decrease in unit sales of PCs or shift to an alternative means of delivery could adversely affect the Company's future results of operations.

VOLATILITY OF STOCK PRICE

     The Common Stock is quoted on the NNM. The market price of the Common Stock, like that for the shares of many other high technology companies, has been and may continue to be volatile. Recently, the stock market in general and the shares of personal computer software companies in particular have experienced significant price fluctuations. These broad market fluctuations, as well as general economic and political conditions and factors such as quarterly fluctuations in results of operations, the announcement of technological innovations, the introduction of new products by the Company or its competitors and general conditions in the computer hardware and software industries may have a significant impact on the market price of the Common Stock. There can be no assurance as to the effect of consummation of the recent acquisitions by the Company on the market price of the Common Stock.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares.

                            THE SELLING STOCKHOLDERS

     Set forth below is certain information regarding the Selling Stockholders and the Shares. At August 7, 1996, there were 41,079,390 shares of Common Stock issued and outstanding. The Shares represent less than 3% of the Common Stock outstanding as of August 7, 1996.

     On August 12, 1996, the Company acquired all the outstanding shares of Edusoft, a company organized and existing under the laws of France, pursuant to a Stock Purchase Agreement, dated August 12, 1996 (the "Stock

Purchase Agreement"), by and among SoftKey and the Selling Stockholders. The table below sets forth certain information with respect to the Selling Stockholders. Except as described below, none of the Selling Stockholders has had any material relationship with the Company or any of its affiliates within the past three years.


                                                                                     Percentage
                                                                                      of Common
                                                                                      Stock of
                                                                                     the Company
                                     Number of              Number of               owned by the
                                     Shares of              Shares of            Selling Stockholders
                                   Common Stock           Common Stock       --------------------------
                                   owned by the              Offered        Before the         After the
                Name           Selling Stockholders          Hereby          Offering          Offering
                ----           --------------------          ------          --------          --------

Beaucour Investments BV                  0                   311,434             0                 *

Societe Fabry                            0                   370,607             0                 *

Michel Bussac(1)                         0                   441,957             0                 1%

- -------------
*    Less than 1.0% of the number of shares of Common Stock outstanding.

(1) Pursuant to the Stock Purchase Agreement, Michel Bussac shall be entitled to receive additional shares of the Company's Common Stock in the event certain objectives are achieved following the closing of the Company's acquisition of Edusoft S.A. The Shares offered and sold hereby include 371,723 Earn-Out Shares, which represent shares of the Company's Common Stock which may be issued to Bussac pursuant to the Stock Purchase Agreement. Michel Bussac is employed by an affiliate of the Company pursuant to the terms of an Employment Agreement, dated August 12, 1996.


     Information concerning the Selling Stockholders may change from time to time and any such changed information will be set forth on supplements to this Prospectus if and when necessary.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company has been advised by the Selling Stockholders that, as of the date hereof, they have not made any arrangement with any broker for the offering or sale of the Shares. Brokers, dealers or agents may participate in such transactions as agents and may, in such capacity, receive brokerage commissions from the Selling Stockholders or from purchasers of such securities. Such brokers, dealers or agents may also purchase and resell Shares for their own account. The Selling Stockholders and such brokers, dealers or agents may be considered "underwriters" as that term is defined by the Securities Act, although each of the Selling Stockholders disclaims such status. Any commissions, discounts or profits received by such brokers, dealers or agents in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker or dealer may act as a broker or dealer on behalf of one or more of the Selling Stockholders in connection with the offering of certain of the shares by Selling Stockholders.

     To comply with the securities laws of certain jurisdictions, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or unless an exemption from such registration or qualification is available and is complied with.

     Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may be limited in its ability to engage in market activities with respect to such Shares. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder which may limit the timing of purchases and sales of the Shares. All of the foregoing may affect the marketability of the Shares.

     The Company has agreed to pay substantially all of the expenses incident to the registration, offering and sale of the Shares to the public other than commissions and discounts of agents or dealers. Such expenses (excluding such commissions and discounts) are estimated to be approximately $155,203.

     The Shares offered hereby may be offered and sold by the Selling Stockholders from time to time in transactions on the NNM, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Such sales may be made pursuant to an underwritten offering or pursuant to one or more of the following methods (among others): (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which a broker solicits purchasers; and (c) block trades in which a broker-dealer so engaged will attempt to sell the Shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

     The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Sales of the Shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably.

                                  LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Neal S. Winneg, General Counsel of the Company. Mr. Winneg owns options to purchase an aggregate of 114,375 shares of Common Stock, which are or become exercisable in periodic installments through February 1999.

                                     EXPERTS

     The consolidated financial statements and related schedule of the Company as of and for the years ended January 6, 1996 and December 31, 1994, included in the Company's Annual Report on Form 10-K for the year ended January 6, 1996, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as set forth in their report therein dated February 20, 1996 and incorporated herein by reference in reliance on such report, given on the authority of that firm as experts in accounting and auditing. The consolidated statements of operations, stockholders' equity (deficit) and cash flows and the related financial statement schedule of the Company for the six-month transition period from July 4, 1993 to January 1, 1994 and for the year ended June 30, 1993, included in the Company's Annual Report on Form 10-K for the year ended January 6, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report therein dated January 16, 1995 and incorporated herein by reference. In its report, Arthur Andersen LLP states that with respect to the consolidated statements of operations, stockholders' equity (deficit) and cash flows and the related financial statement schedule of WordStar and Spinnaker for the year ended June 30, 1993, its opinion is based on the reports of other independent accountants, namely KPMG Peat Marwick LLP and Price Waterhouse LLP, respectively. The consolidated statements of operations, stockholders' equity (deficit) and cash flows and the related financial statement schedule of the Company have been included therein in reliance upon the authority of those firms as experts in accounting and auditing. The report of Price Waterhouse LLP on the consolidated financial statements of Spinnaker for the year ended June 30, 1993 contains an explanatory paragraph relating to Spinnaker's ability to continue as a going concern as described in Note 12 of the consolidated financial statements of Spinnaker (not included herein).

     The financial statements of MECC as of March 31, 1994 and March 31, 1995 and for each of the three years in the period ended March 31, 1995 incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated May 21, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

     The combined financial statements of Compton's NewMedia, Inc. and Compton's Learning Company as of December 25, 1994 and for the fiscal year then ended included in the Current Report on Form 8-K/A of the Company dated January 25, 1996, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

================================================================================

     No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
                           ---------------

                         TABLE OF CONTENTS

                                                             PAGE
                                                             ----

Available Information..................................        1
Documents Incorporated by Reference....................        1
Prospectus Summary.....................................        2
Risk Factors...........................................        3
Use of Proceeds........................................        8
The Selling Stockholders...............................        8
Plan of Distribution...................................        9
Legal Matters..........................................       10
Experts................................................       10

============================================================================



                                 1,123,998 SHARES



                                     SOFTKEY


                                   COMMON STOCK


                                   ----------
                                   PROSPECTUS
                                   ----------


                                 August 12, 1996


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the offering (all of which, other than selling commissions or discounts, will be borne by the Company and not the Selling Stockholder) are estimated as follows:

Securities and Exchange Commission Registration Fee.........      $  7,703.27
Nasdaq Additional Listing of Shares Fee.....................        17,500.00
Legal Fees and Expenses.....................................       100,000.00
Accounting Fees and Expenses................................        25,000.00
Miscellaneous...............................................         5,000.00
                                                                  -----------
  Total.....................................................      $155,203.27
                                                                  -----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 8 of the Company's Restated Certificate of Incorporation, as amended, provides for elimination of directors' personal liability and indemnification as follows:

     "8.  LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

     8.1 ELIMINATION OF CERTAIN LIABILITIES OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     8.2  INDEMNIFICATION AND INSURANCE.

          8.2.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to its fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974, excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               8.2.2 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

               8.2.3 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law."

     SoftKey has purchased directors' and officers' liability insurance which would indemnify the directors and officers of SoftKey against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such. In addition, certain of SoftKey's directors may be entitled to indemnification and advancement of expenses under the charter documents of Tribune Company and may be covered by directors' and officers' liability insurance maintained by Tribune Company.

16.      EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
- -------            -----------

  2.1 Amended and Restated Combination Agreement by and among WordStar International Incorporated, SoftKey Software Products Inc., Spinnaker Software Corporation and SSC Acquisition Corporation dated as of August 17, 1993, as amended(1)

  2.2 Agreement and Plan of Merger dated November 30, 1995 by and among the Company, Cubsco I Inc., Cubsco II Inc., Tribune Company, Compton's NewMedia, Inc., and Compton's Learning Company(2)

  2.3 SoftKey/TLC Agreement and Plan of Merger dated December 6, 1995 among the Company, Kidsco Inc. and The Learning Company(2)

  2.4 Agreement and Plan of Merger by and among the Company, SchoolCo Inc. and Minnesota Educational Computing Corporation (MECC) ("MECC") dated as of October 30, 1995(3)

 5.1      Opinion of Neal S. Winneg, Esq.

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Arthur Andersen LLP

23.3      Consent of KPMG Peat Marwick LLP

23.4      Consent of Deloitte & Touche LLP

23.5      Consent of Price Waterhouse LLP

23.6      Consent of Price Waterhouse LLP

23.7      Consent of Neal S. Winneg, Esq. (included in Exhibit 5.1)

24.1      Power of Attorney (contained on signature pages hereto)

- -------

(1) Incorporated by reference to schedules included in the Company's definitive Joint Management Information Circular and Proxy Statement dated December 27, 1993.

(2) Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K dated December 11, 1995.

(3) Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, the Commonwealth of Massachusetts on August 12, 1996

                         SOFTKEY INTERNATIONAL INC.

                         By: /s/ Michael J. Perik
                             --------------------
                             Michael J. Perik
                             Chairman of the Board and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael
J. Perik, Kevin O'Leary, R. Scott Murray and Neal S. Winneg, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of SoftKey International Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                  Date
- ---------                   -----                                  ----

/s/Michael J. Perik         Chairman of the Board and          August 12, 1996
- ---------------------       Chief Executive Officer
Michael J. Perik            (principal executive officer)


/s/R. Scott Murray          Chief Financial Officer            August 12, 1996
- ---------------------       (principal financial and
R. Scott Murray             accounting officer)


/s/Kevin O'Leary            President and Director             August 12, 1996
- ---------------------
Kevin O'Leary

                            Director                           August 12, 1996
- ---------------------
Michael Bell

/s/James C. Dowdle          Director                           August 12, 1996
- ---------------------
James C. Dowdle

/s/Robert Gagnon            Director                           August 12, 1996
- ---------------------
Robert Gagnon

/s/Charles L. Palmer        Director                           August 12, 1996
- ---------------------
Charles L. Palmer

/s/Robert Rubinoff          Director                           August 12, 1996
- ---------------------
Robert Rubinoff

                            Director                           August 12, 1996
- ---------------------
Scott M. Sperling

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION
- -------                      -----------

2.1 Amended and Restated Combination Agreement by and among WordStar International Incorporated, SoftKey Software Products Inc., Spinnaker Software Corporation and SSC Acquisition Corporation dated as of August 17, 1993, as amended(1)

 2.2 Agreement and Plan of Merger dated November 30, 1995 by and among the Company, Cubsco I Inc., Cubsco II Inc., Tribune Company, Compton's NewMedia, Inc., and Compton's Learning Company(2)

 2.3 SoftKey/TLC Agreement and Plan of Merger dated December 6, 1995 among the Company, Kidsco Inc. and The Learning Company(2)

 2.4 Agreement and Plan of Merger by and among the Company, SchoolCo Inc. and Minnesota Educational Computing Corporation (MECC) dated as of October 30, 1995(3)

 5.1     Opinion of Neal S. Winneg, Esq.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Arthur Andersen LLP

23.3     Consent of KPMG Peat Marwick LLP

23.4     Consent of Deloitte & Touche LLP

23.5     Consent of Price Waterhouse LLP

23.6     Consent of Price Waterhouse LLP

23.7     Consent of Neal S. Winneg, Esq. (included in Exhibit 5.1)

24.1     Power of Attorney (included in signature pages hereto)

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(1)  Incorporated by reference to schedules included in the Company's definitive
     Joint Management Information Circular and Proxy Statement dated December
     27, 1993.

(2) Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K dated December 11, 1995.

(3) Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995.